EXHIBIT 10.2



                SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE
                -----------------------------------------------

         This Settlement Agreement and Mutual General Release (hereinafter the

"Agreement") is entered into as of this ____day of December, 2005 with regard to the facts set forth herein, by and between Plaintiff MICHAEL JONES

("Plaintiff"), on the one hand, and Defendants NEXTPHASE WIRELESS, INC.,

NEXTPHASE TECHNOLOGIES, INC., and STEPHEN YOUNG (hereinafter collectively referred to as "Defendants"). Plaintiff and Defendants are sometimes collectively referred to herein as the "Parties." For purposes of this

Agreement, the term "Parties" shall not include Sean Rawlins.


                                    RECITALS
                                    --------


         A. WHEREAS, on or about October 7, 2005, Plaintiff along with Sean

Rawlins (referred to herein as the "Co-Plaintiff") filed a Second Amended

Complaint in the Superior Court of the State of California, County of Orange,

Case No. 05CC04365 (the "Lawsuit") against the above-referenced Defendants referencing several causes of action;

         B. WHEREAS, the Defendants filed a responsive pleading to the Third

Amended Complaint denying all liability in the Lawsuit;

         C. WHEREAS,Plaintiff, acting separately from his Co-Plaintiff, has amicably resolved any disputes he had with Defendant, and Plaintiff and

Defendants mutually desire to effect a complete settlement and compromise of any and all claims made in the Lawsuit by the Plaintiff only and any claims of any nature the Plaintiff, on the one hand, and the Defendants, on the other hand, may have had against each other without any admission of liability on the part of any of the Parties;

         D. WHEREAS, as material conditions of said settlement, Defendant

NextPhase Technologies, Inc., has agreed for purposes of settlement to: (i) pay

Plaintiff the sum of Fifty-Six Thousand Two Hundred and Fifty Dollars

($56,250.00) in the manner described below; (ii) issue one million (1,000,000)

shares of common stock to Defendant in the manner described below; (iii) file a

Dismissal of the Lawsuit as it applies to Plaintiff; and (iv) agreed to the

General Release contained herein.

         NOW THEREFORE, the Parties enter into this Agreement.

                                    AGREEMENT
                                    ---------

         In consideration of the mutual promises contained herein, and for other good and valuable consideration, the Parties to this Agreement agree as follows:

         1. Incorporation of Recitals.
            -------------------------

         The above-referenced recitals "A" through "D" are hereby incorporated by reference as though fully set forth herein.

         2. Dismissal.
            ---------

         Plaintiff authorizes its counsel to execute and file a dismissal with prejudice of the Lawsuit as to Plaintiff only upon the execution of this

Agreement.

         3. Mutual Release.
            --------------

            Except with respect to the obligations created by this

Agreement, none of which obligations are released by the signing of this

Agreement, each of the Parties hereto, in consideration of the mutual promises,

covenants and execution of this Agreement, fully and completely, irrevocably and unconditionally, releases and forever discharges the other and all of its agents, representatives, officers, directors, employees, brokers, attorneys,

predecessors, successors, assigns, insurers, heirs, beneficiaries, trustees,

administrators, and executors, from any and all debts, liabilities, demands,

damages, obligations, costs, attorneys' fees, expenses, liens, actions and causes of action of every kind and nature (hereinafter "Claims"), except for the rights and claims created or reserved by this Agreement, whether now known or unknown, suspected or unsuspected, whether or not heretofore asserted, which they now hold or own, or have held or owned, by reason of damages or injuries suffered or alleged to have been suffered by the actions of the Parties, or any of them.

                  The Parties acknowledge that, following execution of this

Agreement, they may discover matters which, had they been known before the execution, would have caused them not to execute the Agreement. Nevertheless,

the Parties assume this risk and hereby acknowledge that they have been informed by their own attorneys regarding, and understand the provisions of, Section 1542 of the California Civil Code, which states:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
                   WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT
                   TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  The Parties expressly waive and relinquish all rights and

benefits arising from said Section 1542 and from any and all other laws of similar effect only with respect to any and all Claims set forth in the Lawsuit or that could have been brought into the Lawsuit or arising from the prosecution or defense of the Lawsuit, and by reason of damages or injuries suffered or alleged to have been suffered by any of the actions of the Parties, or each of them.

         4. Effective Date of Agreement.
            ---------------------------

            The Parties intend and agree that this Agreement, including the mutual releases herein, shall be in effect upon execution by all of the

Parties to this Agreement, and that the Effective Date shall be December 30,

2005.

         5. Cash and Stock Components of Settlement.
            ---------------------------------------

            As consideration for Plaintiff's entering into this Agreement,

NextPhase has agreed to pay to Plaintiff the amount of $56,250.00, with

$16,250.00 of this sum payable upon execution of the Agreement for reimbursement of Plaintiff's legal fees and the remaining $40,000.00 payable as compensation in four (4) equal payments beginning on February 1, 2006, and with the

$40,000.00 obligation evidenced by a promissory note (the "Note") in the form attached herein as Exhibit "A." As further consideration, NextPhase will issue as soon as practicable following the execution of this agreement one million

(1,000,000) shares of its common stock to Plaintiff in the following amounts:

four hundred and forty two thousand (442,000) freely traded shares; and five hundred and fifty eight thousand (558,000) shares subject to Rule 144 restrictions. The freely traded shares shall be issued under the original issue date of August 4, 2004 and the restricted stock shall be subject to Rule 144 restrictions from the same date. The legend shall be removed quarterly pursuant to the SEC regulations that apply to insiders in a position such as the position occupied by Plaintiff.

         6. No Further Proceedings.
            ----------------------

            The Parties agree that they will not hereafter pursue any of the claims, causes of action, lawsuits, liabilities, damages, costs, expenses,

attorneys' fees, amounts, rights, obligations, or any other things of any nature whatsoever released under this Agreement.

         7. No Assignment.
            -------------

            The Parties represent and warrant that they have not assigned,

transferred, or purported to assign or transfer all or any part of the claims,

causes of action, lawsuits, liabilities, damages, costs, expenses, attorneys'

fees, amounts, rights, obligations or any of the things of any nature whatsoever released under the Agreement.

         8. Settlement.
            ----------

            The Parties agree that the Settlement set forth in this Agreement is for the purpose of compromising disputed claims, and to alleviate the expense, delay and inconvenience associated with the Lawsuit.

         9. Confidentiality.
            ---------------

            The terms, conditions, content and all of the terms and provisions of this Agreement shall remain confidential except insofar as any of the Parties or their legal representatives may be called upon to enforce the Agreement or to reveal any such terms and conditions by legal authority.

        10. Captions - Pronouns.
            -------------------

            Any titles, captions, or subheadings contained in this Agreement are for convenience only and shall not be deemed part of the context of this

Agreement or considered in any interpretation or construction of the Agreement.

Where the context so indicates, all pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the person, firm or corporation may require.


        11. Voluntary Agreement.
            -------------------

                  The Parties agree and represent that they are entering into this Agreement voluntarily, under no duress, and solely upon their own judgment,

belief and knowledge as to all matters relating to this Agreement, after consulting with and being advised by counsel of their choice regarding this

Agreement and related matters.

        12. No Representation.
            -----------------

            The Parties agree and represent that they are entering into this

Agreement without reliance on any statement, representation or promise of any other party, except as expressly set forth in this Agreement. The Parties have made such investigation into matters pertaining to this Agreement as they have deemed necessary.

        13. Further Documents.
            -----------------

            The Parties agree to execute any and all further documents, which are necessary, convenient, or required to carry out the terms or intent of this Agreement, if any.

        14. Preparation of Agreement.
            ------------------------

            Counsel for the Parties have participated in the preparation and review of this Agreement, and have negotiated it on behalf of their respective clients. For purposes of construction, this Agreement shall be deemed to have been drafted by all parties, and no ambiguity shall be resolved against any party by virtue of his or her participation in the drafting of the

Agreement.

        15. Severability.
            ------------

            If any provision, paragraph, clause or sentence in this Agreement is declared to be illegal, void, invalid or unenforceable by a court or other authority with jurisdiction thereof, the remaining provisions, paragraphs,

clauses, and sentences shall be severable and shall remain in full force and effect. The Parties agree that a void or invalid paragraph, clause or provision shall not affect the validity or enforceability of the remaining provisions of this Agreement.

        16. California Law Controlling.
            --------------------------

            The Parties agree that this Agreement shall be construed and enforced under the laws of the State of California. Any litigation commenced under this Agreement shall be commenced within the State of California.

        17. Execution.
            ---------

            The Parties agree and represent that they have read this Agreement in its entirety, reviewed it with their respective counsel, and understand its contents. Each of the persons executing this Agreement warrants that he or she has the right and power to enter into this Agreement on behalf of the party for whom he is representing that he is executing this Agreement.

        18. Attorney's Fees.
            ---------------

            The Parties agree to each bear her/their own expenses, costs and attorney's fees incurred in connection with the Lawsuit and the other disputes between the parties. In the event that any action is brought to enforce the terms of this Agreement, the prevailing Party or Parties shall be entitled to an award of reasonable attorneys' fees and costs incurred in such action to enforce the terms of this Agreement.

        19. Counterparts.
            ------------

            This Agreement may be executed in counterparts, and all signatures need not appear on the same signature page of the document. Duplicate originals, including signatures by all parties and their counsel, shall be executed. This Agreement may be executed by the exchange of facsimile transmissions containing the signatures of the signatories.


                                          MICHAEL JONES
                                          "Plaintiff"

December _____, 2005
                                          By: /s/ Michael Jones
                                          ---------------------------
                                          Michael Jones



                                          NEXTPHASE WIRELESS, INC.
                                          "Defendant"


December____, 2005                        By:  /s/ NextPhase Wireless, Inc.
                                          ---------------------------





                                          NEXTPHASE TECHNOLOGIES,INC.
                                          "Defendant"


December____, 2005
                                          By: /s/ NextPhase Technologies, Inc.
                                          ------------------------------------


                                          STEPHEN YOUNG
                                          "Defendant"


December ____, 2005                       By: /s/ Stephen Young
                                          ---------------------------
                                          Stephen Young

APPROVED AS TO FORM:




December ____, 2005                       By: /s/ Scott Galland
                                          ---------------------------
                                          Scott Galland, Esq.
                                          Attorneys for Plaintiff
                                          MICHAEL JONES



                                          BURRIS & SCHOENBERG, LLP

December _____, 2005                      By: /s/ Donald S. Burris
                                          ---------------------------
                                          Donald S. Burris, Esq.
                                          Attorneys for Defendants
                                          NEXTPHASE WIRELESS, INC.,
                                          NEXTPHASE TECHNOLOGIES,INC.
                                          and STEPHEN YOUNG